Byrna Technologies Inc. 8-K

 Exhibit 99.1

Byrna Technologies Announces Board Appointment and Expansion of Senior Management Team

ANDOVER, MA (SEPTEMBER 4, 2020) — Byrna Technologies Inc. (OTCQB: BYRN) (CSE: BYRN) today announced the election of Chris Reed to its Board of Directors effective September 1, 2020, as well as the expansion of its senior management team with the recent appointment of three senior executives. David North has assumed the role of Chief Financial Officer, Sandra Driscoll is the Company’s new Director of Human Resources, and David Schultz is joining in the position of Chief Supply Chain Officer.

Chris Reed, is a senior law enforcement professional who, prior to joining the Company, served as the Special Agent in Charge and Director for the United States Agency of International Development (USAID) in the Office of the Inspector General (OIG), where he led a team of professional and highly trained special agent supervisors, foreign and civil service special agents, investigators and intelligence analysts that conducted global investigations into fraud, waste, abuse and criminal activity. Before that, Mr. Reed served with the U.S. Department of Justice (DOJ), Bureau of Alcohol, Tobacco, Firearms & Explosives (ATF) for 16 years, where he last held the position of Assistant Special Agent in Charge of the New Orleans Field Division. In this role, he had direct responsibility for five ATF Field Offices throughout Arkansas, Louisiana and Mississippi. Mr. Reed is also the managing partner of Garcia Reed Investments, LLC, a real estate management entity. Reed is a veteran of the U.S. Marine Corps and received a BA from Indiana University, a Master of Administration from Northern Arizona University, an MBA from Champlain College and completed Georgetown University’s Congressional Fellow Program and Columbia Business School’s Executive Development Program.

David North, Byrna’s new Chief Financial Officer, brings 35 years of financial management experience to the Company. After starting his career as an auditor at Deloitte & Touche, he held various titles of increasing responsibility before his most recent role at Velcro Group Corporation, where he was a Vice President and Corporate Controller. In this position, Mr. North was responsible for the operational turnaround of all global accounting functions, board and annual reporting, external audit coordination, and other internal controls. Prior to that, Mr. North spent six years as the Corporate Controller at The L.S. Starrett Company, a publicly traded multinational manufacturer of measurement tools. Mr. North is a Certified Public Accountant (CPA) and received a BA from Dartmouth College and an MS in Accounting from New York University Stern School of Business.

1

Sandra Driscoll, Byrna’s new Head of Human Resources, also brings with her a wealth of experience in her field. She previously worked at Eze Castle Integration (ECI), a managed services and technology company, catering to the investment management industry. At ECI, Ms. Driscoll was a Manager, Director and Vice President of Human Resources and Operations, before being promoted to the role of Vice President of Global Human Resources, a position she held for the past nine years. Ms. Driscoll attended the University of Colorado, Boulder.

David Schultz, the Company’s new Chief Supply Chain Officer, has held various leadership roles in relation to supply chain management, including 14 years as President and General Manager of Perimeter Brand Packaging, a joint venture with Nypro, Inc. (A Jabil Company) which he co-founded and successfully sold his position in 2014. Most recently, David served as Chief Procurement Officer of ConMed Corporation, where he was responsible for all global procurement and sourcing activities for direct and indirect materials. Earlier in his career he was Director of Global Sourcing at Boston Scientific Corporation and spent 13 years at General Electric in various roles including in technical sales and marketing, business development and operations and, in his final 3 years, as Vice President, Sourcing & Dealer Operations for the Fleet Services Division of GE Capital. Mr. Schultz graduated Summa Cum Laude with a BS in Chemical Engineering from University of Massachusetts – Lowell and completed his graduate MBA degree with a concentration in Finance and International Business from Bentley University. He also continued his education by completing the Start Smart Executive Education Program, of the MIT Enterprise Forum, the Program on Negotiation at Harvard Law School, and the GE Executive Leadership Program.

“We’re thrilled to welcome these four highly qualified individuals to Byrna’s leadership team,” said Bryan Ganz, CEO of Byrna Technologies. “We expect their collective backgrounds and skill sets to be extremely valuable as we work toward further developing our product line and distribution, both nationally and worldwide. They are joining at a very exciting time for the Company, as we are experiencing a period of unprecedented growth, and we anticipate that they will play a key role in our continued expansion. We look forward to working with them to generate increased value for our shareholders, ever better products for our customers, and a supportive work environment for our employees. On behalf of Byrna’s management and Board, I’d like to extend a warm welcome to Chris, David, Sandra and Dave; we look forward to working with them in the coming months and years.”

All four new team members join Byrna during a period of record sales, as consumers increasingly recognize the need for an effective personal security device that can stop a would-be attacker without the risk of permanent injury or death to either party. The Byrna HD combines the range and accuracy of a pistol with the non-lethal deterrence of a chemical irritant and can de-escalate confrontations before they become life-or-death situations. It is safer and more effective than devices currently used by police departments, and is effective in deterring, disarming and disorienting an individual at standoff distances of up to 60 feet.

About Byrna Technologies Inc.

Byrna is an emerging non-lethal technology company, specializing in the development and manufacture of innovative less lethal equipment and munitions. For more information on the Company, please visit the corporate website here or the company's investor relations site here. The Company is the manufacturer of the Byrna®HD personal security device, which looks to be the leading choice in the consumer and private security markets for non-lethal home protection, personal safety, and security.

2

About the Byrna® HD

The Byrna HD is the Company's first personal security device designed for the consumer and private security markets. The Byrna HD is engineered with patented designs and proprietary parts to provide an effective non-lethal option for home safety and personal security with the form factor of a compact handgun. The Byrna HD is easy to use, with virtually no recoil and can be fitted with a laser or light to facilitate accurate shooting even by non-gun owners. Unlike pepper spray and stun guns or Tasers, it provides a safety zone of 60 feet and comes with multiple easily reloadable magazines that can hold five .68 caliber hard kinetic rounds or highly effective payload rounds designed to burst on impact. Payload rounds include the Company's proprietary chemical irritant and pepper rounds designed to burn an assailant's eyes and respiratory system upon contact. The Byrna HD is not a "firearm" and does not require a background check but it is subject to certain state and local regulation. Always check local laws before purchasing or travelling with a Byrna HD or other CO2 powered or "pepper spray" type device. To purchase Byrna® products visit the Company's e-commerce store or locate a dealer here.

Forward Looking Information

This news release contains "forward-looking statements" and "forward-looking information" (collectively, "forward-looking information") within the meaning of applicable U.S. and Canadian securities legislation. All information contained in this news release, other than statements of current and historical fact, is forward-looking information. Often, but not always, forward-looking information can be identified by the use of words such as "plans", "expects", "budget", "guidance", "scheduled", "estimates", "forecasts", "strategy", "target", "intends", "objective", "goal", "understands", "anticipates" and "believes" (and variations of these or similar words) and statements that certain actions, events or results "may", "could", "would", "should", "might," "occur" or "be achieved" or "will be taken" (and variations of these or similar expressions). Forward-looking information is also identifiable in statements of currently occurring matters which may continue in the future, such as "providing the Company with", "is currently", "allows/allowing for", "will advance" or "continues to" or other statements that may be stated in the present tense with future implications. All of the forward-looking information in this news release is qualified by this cautionary note. Forward-looking information in this news release includes, but is not limited to the Company’s expectations relating to the value of the new personnel, including their expected contributions and terms of service, the Company’s planned global and national expansion, the Company’s ability to increase shareholder value, integration of new employees and managing expansion, and the future success of the Byrna HD in effectively and safely de-escalating confrontations. Forward-looking information is not, and cannot be, a guarantee of future results or events. Forward-looking information is based on, among other things, opinions, assumptions, estimates and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies and other factors that may cause actual results and events to be materially different from those expressed or implied by the forward-looking information.

3

The material factors or assumptions that the Company identified and were applied by the Company in drawing conclusions or making forecasts or projections set out in the forward-looking information include, but are not limited to, the Company's ability hire and train qualified workers and effectively integrate new personnel, risks from the ongoing Covid-19 pandemic related to expanding and maintaining operation of the Company’s manufacturing and distribution centers and risks to the supply chain which includes third parties outside of the Company's control, parts or finished goods product recalls, legal developments or personnel turnover that could impact the sale of or market for the Company's products or prevent or threaten to prevent the Company's sales, timely financial reporting, or the listing of the Company’s securities, the company's reliance on new and untested vendors, unanticipated production issues, reduced demand due to competition, inability to fill orders promptly, insufficient cash to meet increased production costs or increased costs of sales and one time transaction costs whether related to the pandemic or otherwise, negative market response to the Company's products, negative events or events and political and civil movements that could potentially reduce demand for the Company's product or cause cancellations, and a possible decline in market price of the Company's stock or market wide events that result in an unanticipated number of order cancelations. Should one or more risk, uncertainty, contingency, or other factor materialize, or should any factor or assumption prove incorrect, actual results could vary materially from those expressed or implied in the forward-looking information. Accordingly, the reader should not place undue reliance on forward-looking information. The Company does not assume any obligation to update or revise any forward-looking information after the date of this news release or to explain any material difference between subsequent actual events and any forward-looking information, except as required by applicable law.

Contact: Byrna Technologies, Inc. Lisa Wager, Chief Legal Officer 978-665-2721	Investor Relations Counsel: The Equity Group Inc. Fred Buonocore, CFA 212-836-9607 Mike Gaudreau 212-836-9620

4